Exhibit 10.9

AMENDMENT Agreement

This Amendment Agreement (this “Amendment”) is made and entered into with intended effectiveness as of October 14, 2020, by and among Tivic Health Systems Inc., a California corporation (the “Company”), and the parties who are signatories hereto (the “Investors”).

Recitals

A.	The Company and certain investors (including the Investors) have entered into a Note Purchase Agreement dated as of June 17, 2020 (the “Purchase Agreement”), pursuant to which the Company issued Notes (as such term is defined in the Purchase Agreement) to certain investors.

B.	Section 6.5 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of the Company and holders of Notes representing more than 50% of the aggregate principal amount of all Notes (the “Requisite Holders”). The undersigned Investors constitute the Requisite Holders.

C.	The Company and the undersigned Investors desire to amend the Purchase Agreement so as to, among other things, increase the aggregate principal amount of Notes that can be issued under the Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.                  Amendment of Aggregate Note Amount.

(a)               Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety and shall read as follows:

“1.1               Issuance of Notes. Subject to the terms and conditions of this Agreement, at each Closing (as defined below), the Company shall issue and sell to each Investor participating in such Closing, an unsecured convertible promissory note (each such note, a “Note” and collectively, the “Notes”) in the principal amount set forth opposite each such Investor’s name on Exhibit A attached hereto (the “Principal Amount”), against payment by such Investor to the Company of the Principal Amount. The Company may issue and sell Notes with an aggregate Principal Amount of up to $2,000,000 under this Agreement. The Notes shall each be in substantially the form of Exhibit B attached hereto, except as may otherwise be agreed upon by the Company and an Investor.”

(b)              Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety and shall read as follows:

“2.2               Subsequent Closings. Subsequent to the Initial Closing, until such time as the aggregate Principal Amount evidenced by all of the Notes equals a total of $2,000,000, the Company may sell additional Notes to such persons or entities as determined by the Company (each such closing, a “Subsequent Closing” and, together with the Initial Closing, each a “Closing”). For purposes of this Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be an “Investor” for purposes of this Agreement, and any Notes so acquired by such additional purchaser shall be deemed to be “Notes” for all purposes hereunder. Exhibit A shall be revised by the Company, without the consent of any other person or entity, to reflect the sale of Notes at all Subsequent Closings. The closing of the purchase and sale of such additional Notes hereunder shall take place on such date as is mutually agreeable to the Company and Investors that are identified on Exhibit A as purchasing Notes representing a majority of the aggregate Principal Amounts of all Notes to be issued at such Subsequent Closing (or at such other time and place as is mutually agreed upon by the Company and such parties)).”

2.                  Miscellaneous.

(a)               The parties hereto agree that this Amendment will be governed by and construed under the internal laws of the State of California, as applicable to agreements made and to be performed in such state, without regard to principles of conflicts of law. The parties hereto agree that any dispute arising in connection with the interpretation or validity of, or otherwise arising out of, this Amendment, will be subject to the exclusive jurisdiction of the California State and Federal Courts in and for Santa Clara County, California. The parties hereto hereby agree to submit to the personal and exclusive jurisdiction and venue of such courts and agree that process may be served in the manner provided herein for the giving of notices or otherwise as allowed by applicable law. Each party hereto waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Amendment or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)              Except as specifically amended by this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

(c)               From and after the date hereof, all references in the Notes or the Purchase Agreement to the Purchase Agreement shall mean, and be a reference to, the Purchase Agreement, as amended by this Amendment, and as may be further amended from time to time in accordance with the provisions thereof.

(d)              Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Amendment.

(e)               This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In Witness Whereof, the parties hereto have executed this Amendment Agreement with intended effectiveness as of the date set forth in the first paragraph hereof.

Company:	TIVIC HEALTH SYSTEMS, INC.,
a California corporation

By:
Name: Jennifer Ernst
Title: Chief Executive Officer

INVESTORS:

If Investor is a Corporation, Partnership or Other Entity:	IF INVESTOR IS AN INDIVIDUAL:
Name of Entity	Print Name of Individual
Signature of Authorized Person	Signature of Individual
Print Name of Authorized Person	Print Name of Individual (If more than one signatory)
Title	Signature of Individual (If more than one signatory)

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]